Exhibit 5.1


                [LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL LLP]






                                                              November 13, 2006




Medis Technologies Ltd.
805 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

     In our capacity as counsel to Medis Technologies Ltd., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a registration statement on Form S-3, as amended [File No. 333-134806] (the "Registration Statement"), heretofore filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the issuance and sale from time to time pursuant to Rule 415 under the Act of 1,500,000 shares of common stock, par value $0.01 per share, of the Company (the "Shares"). This opinion is being delivered in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

     In connection with rendering this opinion, we have examined and are familiar with (i) the Company's Restated Certificate of Incorporation, as amended, (ii) the Company's By-Laws, (iii) the Registration Statement, (iv) the prospectus, dated August 7, 2006, (v) the preliminary prospectus supplement and the prospectus supplement to said prospectus relating to the Shares, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) on October 30, 2006 and November 13, 2006, respectively (the prospectus, the preliminary prospectus supplement and the prospectus supplement are collectively referred to herein as the "Prospectus") (vi) corporate proceedings of the Company relating to the Shares and (vii) such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued in accordance with the terms set forth in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

Medis Technologies Ltd.
November 13, 2006
Page 2


     The foregoing opinion is limited to the laws of the State of New York, the laws of the United States of America and Delaware general corporation laws (including the applicable provisions of the Delaware constitution and reported judicial opinions interpreting same), and do not purport to express any opinion on the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             SONNENSCHEIN NATH & ROSENTHAL LLP



                                             By:  /s/  Ira Roxland
                                                 ------------------------
                                                   A Member of the Firm